                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15() OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2001

                                   -----------

                         SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

          MARYLAND                 001-15319                    04-3445278
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)
     400 CENTRE STREET,                                            02458
   NEWTON, MASSACHUSETTS                                         (Zip code)
  (Address of principal executive offices)



        Registrant's telephone number, including area code: 617-796-8350

                                   -----------

         This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to our pending acquisition of 31 senior living properties from Crestline Capital Corporation and the pending spin-off of our subsidiary, Five Star Quality Care, Inc. Such forward-looking statements are not guarantees and involve risks and uncertainties. Actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, without limitation, that we may not complete the Five Star spin-off on contemplated terms and that we may not acquire the Crestline properties because of Crestline's or our failure to satisfy conditions to the closing. The information contained in our Annual Report on Form 10-K, including information contained in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Current Reports on Form 8-K dated September 21, 2001, October 3, 2001, as amended, November 5, 2001 and December 13, 2001 also identifies important factors that could cause such differences.

Item 5. Other Items

         On December 20, 2001, we agreed to sell $45 million aggregate principal amount of our 8 5/8% Senior Notes due 2012 in a public offering. We expect to issue and deliver these notes on or about December 28, 2001. The price to the public in the offering was 100.625% of the principal amount. We intend to use the $44.4 million of expected net proceeds to partially fund our previously announced planned acquisition of 31 senior living properties and for general business purposes, including other acquisitions.

         This report does not constitute an offer to sell or the solicitation of an offer to buy notes, and there shall not be any offer, solicitation of an offer to buy or sale of the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

         We have previously reported our issuance of $200 million of our 8-5/8% Senior Notes due 2012 and 14,047,000 common shares of beneficial interest, the pending spin-off of our subsidiary, Five Star Quality Care, Inc., our pending acquisition of 31 properties from Crestline Capital Corporation, and related pending transactions. Additional pro forma financial information with respect to these transactions and our sale of notes is contained in Item 7 of this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits

         1.1 Form of Underwriting Agreement between Senior Housing Properties Trust and UBS Warburg LLC, as underwriter, relating to the sale of $45 million aggregate principal amount of 8 5/8% Senior Notes due 2012.

         4.1 Form of Supplemental Indenture No. 2 to Indenture by and between Senior Housing Properties Trust and State Street Bank and Trust Company.


                                          SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SENIOR HOUSING PROPERTIES TRUST

                                       By: /s/ John R. Hoadley
                                          ----------------------------------
                                           Name: John R. Hoadley
                                           Title: Chief Financial Officer
Date: December 26, 2001

                          INDEX TO FINANCIAL STATEMENTS


SENIOR HOUSING PROPERTIES TRUST UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements.........................................       F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2001..........................................       F-3
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2000.....................       F-4
Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2001.............       F-5
Unaudited Pro Forma Condensed Consolidated Statement of Income for the twelve months ended September 30, 2001...........       F-6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements................................................       F-7

                         SENIOR HOUSING PROPERTIES TRUST
           INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
        PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001 AND
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2000
              AND THE NINE AND TWELVE MONTHS ENDED SEPTEMBER 30, 2001

         The following unaudited pro forma consolidated balance sheet gives separate effect to: (1) our issuance of $45 million of 8 5/8% senior unsecured notes in December 2001, our issuance of $200 million of 8 5/8% senior unsecured notes in December 2001 and our issuance of 14,047,000 common shares of beneficial interest in October 2001; (2) our pending spin-off of our subsidiary, Five Star Quality Care, Inc. (Five Star), the lease to Five Star of 56 facilities and related transactions described in the notes thereto; and (3) the pending acquisition of 31 properties from Crestline Capital Corporation (Crestline), for $600 million, the lease of those properties to Five Star and related transactions described in the notes thereto, as though all such transactions had occurred on September 30, 2001.

         The following unaudited pro forma consolidated statements of income give separate effect to: (1) our sale of four properties in October 2000, financing transactions completed after January 1, 2000, our issuance of $45 million of 8 5/8% senior unsecured notes in December 2001, our issuance of $200 million of 8 5/8% senior unsecured notes in December 2001 and certain other transactions described in the notes thereto; (2) our pending Five Star spin-off, the lease to Five Star of 56 properties and related transactions as described in the notes thereto; and (3) the pending acquisition of 31 properties from Crestline, the lease of those properties to Five Star and related transactions described in the notes hereto, as though all such transactions occurred at the beginning of the period presented.

         The pro forma information is based in part upon (1) our historical financial statements filed on our Form 10-Q for the quarter ended September 30, 2001 and our Form 10-K for the year ended December 31, 2000; (2) the financial statements of CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/CSL Properties Trust filed with our Forms 8-K dated September 21, 2001 and October 3, 2001; and (3) the financial statements of our acquired businesses filed on Form 8-K dated January 30, 2001, as amended, and this pro forma information should be read in conjunction with all of these financial statements and notes thereto. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma information.

         The following unaudited pro forma financial data is not necessarily indicative of what our actual financial position or results of operations would have been as of the date or for the period indicated, nor does it purport to represent our financial position or results of operations for future periods.

                         SENIOR HOUSING PROPERTIES TRUST

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 2001
                             (DOLLARS IN THOUSANDS)


                                                                     Pending                         Pending
                                      Financing                      Spin-off                       Acquisition
                        Historical   Adjustments      Subtotal      Adjustments         Subtotal   Adjustments      Pro Forma
                        ----------   -----------      ----------    -----------         --------    -----------      -----------

ASSETS
Real estate, net.......   $476,437           $--        $476,437      $(3,040) (D)   $473,397      $600,086 (K)    $1,073,483
Cash and cash
   equivalents.........      8,084       379,098 (A)     387,182      (28,286) (E)    358,896      (358,420)(L)           476
Accounts receivable,
   net.................     39,133                        39,133      (34,511) (F)      4,622                           4,622
Other assets...........     37,994         5,144 (B)      43,138       (4,548) (G)     38,590           269 (M)        38,859
                        -----------  ------------     -----------  ------------     ----------  ------------     -------------

                          $561,648      $384,242        $945,890     $(70,385)       $875,505      $241,935        $1,117,440
                        ===========  ============     ===========  ============     ==========  ============     =============

LIABILITIES AND
   SHAREHOLDERS' EQUITY
Revolving credit
   facility............    $31,000      $(31,000)(A)         $--          $--             $--        $7,000 (N)       $ 7,000
Unsecured senior debt,
   net of discount.....         --       243,607 (B)     243,607                      243,607                         243,607
Other debt.............      9,100                         9,100                        9,100       233,386 (N)       242,486
Prepaid and deferred
   rents...............      9,475                         9,475                        9,475                           9,475
Security deposits......      1,520                         1,520                        1,520                           1,520
Accounts payable and
   accrued expenses of
   facilities'
   operations..........     16,113                        16,113      (16,113) (H)         --                              --
Other liabilities......      7,185                         7,185       (4,272) (I)      2,913         1,549 (O)         4,462
                        -----------  ------------     -----------  ------------     ----------  ------------     -------------
Total liabilities......     74,393       212,607         287,000      (20,385)        266,615       241,935           508,550
Trust preferred
   securities..........     27,394                        27,394                       27,394                          27,394
Shareholders' equity...    459,861       171,635 (C)     631,496      (50,000) (J)    581,496                         581,496
                        -----------  ------------     -----------  ------------     ----------  ------------     -------------
                          $561,648      $384,242        $945,890     $(70,385)       $875,505      $241,935        $1,117,440
                        ===========  ============     ===========  ============     ==========  ============     =============

                         SENIOR HOUSING PROPERTIES TRUST

         Unaudited Pro Forma Condensed Consolidated Statement of Income
                      For The Year Ended December 31, 2000
                (amounts in thousands, except per share amounts)

                                            Financing                      Pending                         Pending
                                            and Other                      Spin-off                      Acquisition
                             Historical    Adjustments      Subtotal      Adjustments      Subtotal      Adjustments     Pro Forma
                             ----------    -----------      ----------    -----------      --------      -----------     -----------

REVENUES:
Rental income..............    $64,377        $(9,366) (P)   $54,426     $(1,227) (W)       $53,199       $63,000 (AA)    $116,199
                                                 (585) (Q)
Other real estate income...      2,520                         2,520      (2,520) (X)                                           --
Interest and other income..      1,520            400  (R)     1,920        (695) (Y)         1,225                          1,225
FF&E reserve income........         --                            --                             --         6,794 (BB)       6,794
Gain on foreclosures and
   lease terminations......      7,105         (7,105) (S)        --                             --                             --
                             ----------  -------------    -----------   ----------     -------------   -----------      -----------
Total revenues.............     75,522        (16,656)        58,866      (4,442)            54,424        69,794          124,218
EXPENSES:
Interest...................     15,366          7,275 (T)     22,641          --             22,641        22,355 (CC)      44,996
Distributions on trust
   preferred securities....         --          2,811 (U)      2,811                          2,811                          2,811
Depreciation...............     20,140         (1,936)(P)     18,167        (619) (Z)        17,548        17,003 (DD)      34,551
                                                  (37)(Q)
General and administrative.
--Recurring................      5,475           (424)(P)      4,995                          4,995         3,500 (DD)       8,495
                                                  (56)(Q)
-- Related to foreclosures
   and lease terminations..      3,519         (3,519)(S)         --                             --                             --
                             ----------  -------------    -----------   ----------     -------------   -----------      -----------
Total expenses.............     44,500          4,114        48,614         (619)            47,995        42,858           90,853
                             ----------  -------------    -----------   ----------     -------------   -----------      -----------
Income before gain on sale
   of properties...........    $31,022       $(20,770)      $10,252      $(3,823)           $ 6,429       $26,936          $33,365
                             ==========  =============    ===========   ==========     =============   ===========      ===========

Weighted average shares
   outstanding.............     25,958         17,464 (V)     43,422                         43,422                         43,422
                             ==========   =============   ===========                  =============                    ===========


Basic and diluted earnings
   per share:
Net income.................      $1.20                         $0.24                          $0.15                          $0.77
                             ==========                   ===========                  =============                    ===========

                         SENIOR HOUSING PROPERTIES TRUST

         Unaudited Pro Forma Condensed Consolidated Statement of Income
                    For Nine Months Ended September 30, 2001
                (amounts in thousands, except per share amounts)
                                   (unaudited)


                                            Financing                      Pending                         Pending
                                            and Other                      Spin-off                      Acquisition
                             Historical    Adjustments      Subtotal      Adjustments      Subtotal      Adjustments     Pro Forma
                             ----------    -----------      ----------    -----------      --------      -----------     -----------

REVENUES:
Rental income...............     $33,302          $--          $33,302        $5,250 (W)    $38,552      $47,250 (AA)       $85,802
Facilities' operations......     170,681                       170,681      (170,681)(X)         --                              --
Interest and other income...         897                           897                          897                             897
FF&E reserve income.........          --           --               --                           --        4,293 (BB)         4,293
                               ----------  -----------      -----------  -------------     ---------  -----------      -------------

Total revenues..............     204,880                       204,880      (165,431)        39,449       51,543             90,992

EXPENSES:
Interest....................       4,900       11,965 (T)       16,865                       16,865       15,192 (CC)        32,057
Distributions on trust
   preferred securities.....         749        1,359 (U)        2,108                        2,108                           2,108
Depreciation................      14,537                        14,537        (1,098) (Z)    13,439       12,752 (DD)        26,191
Facilities' operations......     166,230                       166,230      (166,230) (X)        --                              --
General and administrative..
--Recurring.................       3,189                         3,189                        3,189        2,625 (DD)         5,814
--Related to foreclosures and
   lease terminations.......       4,167       (4,167)(S)           --                           --                              --
                               ----------  -----------      -----------  -------------     ---------  -----------      -------------
Total expenses..............     193,772        9,157          202,929      (167,328)        35,601       30,569             66,170
                               ----------  -----------      -----------  -------------     ---------  -----------      -------------
Net income..................     $11,108      $(9,157)          $1,951        $1,897         $3,848      $20,974            $24,822
                               ==========  ===========      ===========  =============     =========  ===========      =============

Weighted average shares
   outstanding..............      27,049       16,373 (V)       43,422                       43,422                          43,422
                               ==========  ===========      ===========                    =========                   =============

Basic and diluted earnings
  per share:
Net income..................       $0.41                         $0.04                        $0.09                           $0.57
                               ==========                   ===========                    =========                   =============

Senior Housing Properties Trust
------------------------------------------------------------------------------

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   For Twelve Months Ended September 30, 2001
                (amounts in thousands, except per share amounts)

                                  (unaudited)

                                           Financings                    Pending                       Pending
                                            and Other                   Spin-off                   Acquisition      Pro
                            Historical    Adjustments    Subtotal    Adjustments       Subtotal    Adjustments    Forma
----------------------------------------------------------------------------------------------------------------------------
Revenues:
Rental income............     $47,799     $(1,050)(P)      $46,749     $7,000 (W)      $53,749      $63,000 (AA)   $116,749
Facilities' operations...     170,681                      170,681   (170,681)(X)           --                           --
Other real estate
  income.................       1,292                        1,292     (1,292)(X)                                        --
Interest and other
  income.................       1,088                        1,088                       1,088                        1,088
FF&E reserve income......          --                           --                          --        5,992 (BB)      5,992
Gain on foreclosures and
  lease terminations.....       7,105      (7,105)(S)           --                          --                           --
                            ---------    ---------       ---------   --------        ---------     --------        --------
Total revenues...........     227,965      (8,155)         219,810   (164,973)          54,837       68,992         123,829
Expenses:
Interest.................       7,671      14,861 (T)       22,532                      22,532       20,851 (CC)     43,383
Distributions on trust
  preferred securities...         749       2,062 (U)        2,811                       2,811                        2,811
Depreciation.............      19,298        (194)(P)       19,104     (1,253)(Z)       17,851       17,003 (DD)     34,854
Facilities' operations...     166,230                      166,230   (166,230)(X)           --                           --
General and
  administrative
--Recurring..............       4,273         (43)(P)        4,230                       4,230        3,500 (DD)      7,730
--Related to foreclosures
  and lease
  terminations...........       6,816      (6,816)(S)           --                          --                           --
                            ---------    ---------       ---------   --------        ---------     --------        --------
Total expenses...........     205,037       9,870          214,907   (167,483)          47,424       41,354          88,778
                            ---------    ---------       ---------   --------        ---------     --------        --------
Income before gain on
  sale of properties.....     $22,928    $(18,025)          $4,903     $2,510          $ 7,413      $27,638         $35,051
                            =========    =========       =========   ========        =========     ========        ========
Weighted average shares
  outstanding............      26,766      16,656 (V)       43,422                      43,422                       43,422
                            =========    =========       =========                   =========                     ========
Basic and diluted
  earnings per share:
Income before gain on
  sale of properties.....       $0.86                        $0.11                       $0.17                        $0.81
                            =========                    =========                   =========                     ========

                         SENIOR HOUSING PROPERTIES TRUST
                CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS
                             (DOLLARS IN THOUSANDS)

         A. Represents the net proceeds from our issuance of common shares in October 2001, a portion of which was used to reduce our revolving credit facility to zero, (2) our issuance of $200 million of 8 5/8% senior unsecured notes due 2012 and (3) our issuance of $45 million of 8 5/8% senior unsecured notes due 2012:

                   Net proceeds from issuance of senior unsecured notes (see Note B)......          $238,463
                   Net proceeds from issuance of common shares (see Note C)...............           171,635
                   Total net proceeds applied to credit facility..........................           (31,000)
                                                                                               --------------
                   Net cash available.....................................................          $379,098
                                                                                               ==============

         B. Represents (1) our issuance of $200 million of 8 5/8% senior unsecured notes due 2012 and (2) our issuance of $45 million of 8 5/8% senior unsecured notes due 2012. The underwriters' commission and other issuance costs constitute other assets to be amortized over the term of the notes:

                                                                                                           Total
                                                                                                           -----
                   Gross proceeds..........................................      $200,000     $45,000     $245,000
                   Add (Less): premium (discount)..........................        (1,674)        281       (1,393)
                                                                             -------------  ---------    ---------
                   Adjusted gross proceeds.................................       198,326      45,281      243,607
                   Underwriters' commission and other issuance costs.......        (4,250)       (894)      (5,144)
                                                                             -------------  ---------    ---------
                   Net proceeds............................................      $194,076     $44,387     $238,463
                                                                             =============  =========    =========

         C. Represents our issuance of common shares in October 2001. A portion of the net proceeds was used to reduce our revolving credit facility to zero (see Note A). The remaining net proceeds are held as cash and cash equivalents:

                   Total common shares issued.............................     14,047,000
                   Price per common share.................................      x  $12.90
                                                                           --------------
                   Gross proceeds.........................................       $181,206
                   Underwriters' discount and other issuance costs........         (9,571)
                                                                           --------------
                   Net proceeds from issuance of common shares............       $171,635
                                                                           ==============

         D. Represents the real estate and related personal property owned by Five Star at the time of the spin-off.

         E. Represents cash which will be contributed by us to Five Star as part of its capitalization immediately prior to the spin-off, as follows:

                   Net equity to be contributed................................        $50,000
                   Real estate and related personal property (See Note D)......         (3,040)
                   Accounts receivable (See Note F)............................        (34,511)
                   Prepaid expenses (See Note G)...............................         (4,548)
                   Accounts payable and accrued expenses (See Note H)..........         16,113
                   Other liabilities (See Note I)..............................          4,272
                                                                                   ------------

                   Net cash and cash equivalents...............................        $28,286
                                                                                   ============

         F. Represents patient accounts receivable arising from 56 nursing home operations which will belong to Five Star at the time of the spin-off.

         G. Represents primarily prepaid expenses associated with 56 nursing home operations which will belong to Five Star at the time of the spin-off.

         H. Represents accounts payable and accrued expenses associated with 56 nursing home operations which will belong to Five Star at the time of the spin-off.

         I. Represents other liabilities associated with the 56 nursing home operations which will be liabilities of Five Star at the time of the spin-off.

         J. Represents the net equity (assets in excess of liabilities, see Notes D through I) which will be contributed by us to Five Star at the time of the spin-off.

         K. The purchase of properties from Crestline will be reported using the purchase method of accounting. Estimated closing costs and contractual adjustments are estimated at $2,733, net. When these properties are leased to Five Star, Five Star will assume the operating accounts receivable and operating accounts payable and accrued operating expenses and we will make a payment to Five Star of the amount of these operating liabilities in excess of these operating assets, estimated to be $3,573. Accordingly, using the data as of the end of Crestline's 2001 third fiscal quarter (September 7, 2001), amounts allocated to fixed assets are as follows:

                    Contract purchase price..........................................     $600,000
                    Estimated closing costs and adjustments, net.....................        2,733
                    Estimated payment to Five Star at lease commencement.............        3,573
                                                                                        ------------
                       Subtotal......................................................      606,306
                    Monetary assets assumed from Crestline (see Note M)..............       (7,769)
                    Monetary liabilities assumed from Crestline other than
                    funded debt (see Note O) ........................................        1,549
                                                                                        ------------

                    Total fixed assets...............................................     $600,086
                                                                                        ============

         L. Represents estimated cash used to complete the purchase from Crestline, as follows:

                    Adjusted contract price, closing costs and payments to Five Star (See Note K)....     $606,306
                    Assumed Crestline debt, including capital leases (See Note N)....................     (233,386)
                    Borrowings under our revolving bank credit facility (See Note N).................       (7,000)
                    Deposit applied (See Note M).....................................................       (7,500)
                                                                                                         -----------
                    Net cash used....................................................................     $358,420
                                                                                                         ===========

         M. Amounts allocated to other assets represent cash deposits in restricted accounts for use: (1) servicing future interest payments on assumed mortgage debt; (2) real estate tax escrows; and (3) cash escrow accounts for capital expenditures at the facilities. The assets received in the Crestline transaction are offset by a deposit currently in escrow that will be applied to the purchase price when the Crestline transaction is closed:

                     Assets received.........................      $7,769
                     Deposit to be applied...............          (7,500)
                                                            --------------
                     Net adjustment to other assets.......           $269
                                                            ==============

         N. To finance the acquisition from Crestline, we expect to assume certain existing Crestline debts and to draw $7,000 under our revolving bank credit facility, as follows:

                     Assumed Crestline debt, including capital leases...     $233,386
                     Borrowings under our revolving credit facility.....        7,000

         O. Other liabilities primarily represent accrued interest related to the assumed Crestline debt.

             CONDENSED CONSOLIDATED STATEMENT OF INCOME ADJUSTMENTS
                             (DOLLARS IN THOUSANDS)

         P. Represents elimination of rental income, depreciation expense and general and administrative expense related to four facilities we sold in October 2000.

         Q. Represents elimination of rental and interest income, depreciation expense and general and administrative expense related to the period prior to transfer to a former tenant of five facilities and transfer to a former borrower of one mortgage as part of foreclosure settlements, net of impact from one facility transferred to us as part of a foreclosure settlement and leased to a new tenant.

         R. Represents annualized dividend income on common shares of HRPT Properties Trust conveyed to us as part of a foreclosure settlement.

         S. Represents the elimination of the gain on foreclosure and lease terminations and the related general and administrative expenses because they are not expected to recur.

         T. Common equity issuances during the pro forma periods produced net proceeds sufficient to repay our outstanding revolving credit facility balance in full on a pro forma basis. This adjustment represents the elimination of historical interest expense on our revolving credit facility and an adjustment for interest on the $9.1 million of mortgages payable, which we obtained in July 2001, and on the total $245 million of 8 5/8% senior unsecured notes due 2012 issued in December 2001, as follows:

                                                                                        Nine Months          Twelve
                                                                    Year Ended             Ended          Months Ended
                                                                    December 31,        September 30,    September 30,
                                                                       2000                 2001             2001
                                                                       ----                 ----             ----
                   Elimination of interest expense on
                        revolving bank credit facility........       $(15,366)             $(4,792)         $(7,563)
                   Adjustment for interest on
                        mortgages payable.....................            857                  419              640
                   Adjustment for interest on the 8 5/8%
                        senior unsecured notes................         21,784               16,338           21,784
                                                                  --------------      ---------------     -------------
                                                                       $7,275              $11,965          $14,861
                                                                  ==============      ===============     =============

              The mortgages require interest to be paid based on prime less a discount. The interest expense adjustment was calculated as follows:

                      YEAR ENDED DECEMBER 31, 2000                                             Unsecured
                                                                            Mortgages        Senior Notes
                                                                            ---------        -------------
                      Debt balance....................................          $9,100            $245,000
                      Average rate for period.........................           x 8.2%            x 8.625%
                                                                          -------------       -------------
                      Interest expense................................          $  746            $ 21,131
                      Plus amortization of discount, net and
                        deferred financing fees.......................             111                 653
                                                                          -------------       -------------
                      Total adjustment................................          $  857            $ 21,784
                                                                          =============       =============

                                                                                                 Unsecured
                                                                                                  Senior
                      NINE MONTHS ENDED SEPTEMBER 30, 2001                   Mortgages             Notes
                                                                             ---------           ---------

                           Debt balance.................................        $9,100           $245,000
                           Average rate for period......................         x 6.5%           x 8.625%
                                                                          -------------       ------------
                           Interest expense.............................        $  444           $ 15,848
                           Plus amortization of discount, net and
                             deferred financing fees....................            83                490
                                                                          -------------       ------------
                           Total expense.................................          527             16,338
                           Less amount included in historical results ...         (108)                --
                                                                          -------------       ------------
                           Net adjustment................................       $  419           $ 16,338
                                                                          =============       ============


                                                                                                 Unsecured
                                                                                                  Senior
                           TWELVE MONTHS ENDED SEPTEMBER 30, 2001            Mortgages             Notes
                                                                             ---------           ---------

                           Debt balance.................................        $9,100           $245,000
                           Average rate for period......................           x 7%            x 8.625%
                                                                          -------------       ------------
                           Interest expense.............................        $  637           $ 21,131
                           Plus amortization of discount, net and
                             deferred financing fees....................           111                653
                                                                          -------------       ------------
                           Total expense.................................          748             21,784
                           Less amount included in historical results ...         (108)                --
                                                                          -------------       ------------
                           Net adjustment................................       $  640           $ 21,784
                                                                          =============       ============

         U. During June and July 2001, we issued trust preferred securities. This adjustment represents distributions on trust preferred securities as follows:

                                                                           Year Ended     Nine Months Ended   Twelve Months Ended
                                                                     December 31, 2000   September 30, 2001   September 30, 2001
                                                                    -------------------  -------------------  -------------------

                   Gross amount of trust preferred securities......          $27,394              $27,394          $27,394
                   Distribution rate (10.125% per annum)...........         x 10.125%           x 7.59375%        x 10.125%
                                                                        ----------------      -------------      --------------
                   Total pro forma distributions for the period....          $ 2,774              $ 2,080          $ 2,774
                   Add: amortization of related deferred issuance
                   costs...........................................               37                   28               37
                                                                        ----------------      -------------      --------------
                   Distributions for period........................            2,811                2,108            2,811
                   Less: amount included in historical results.....               --                 (749)            (749)
                                                                        ----------------      -------------      --------------
                   Net adjustment..................................          $ 2,811              $ 1,359          $ 2,062
                                                                        ================      =============      ==============

         V. Represents the impact of the common equity issuance described in Note C and our July 2001 common equity issuance of 3,445,000 shares on our weighted average common shares outstanding during the periods shown.

         W. Represents minimum rent expected to be paid by Five Star for our 56 nursing home properties, net of rent received from former tenants prior to foreclosure. Additional rent equal to 3% of Five Star's revenues at these properties in excess of 2003 revenues is due us beginning in 2004.

                                                                      Year Ended        Nine Months Ended    Twelve Months Ended
                                                                   December 31, 2000    September 30, 2001   September 30, 2001
                                                                  -------------------   ------------------   --------------------
              Minimum rent for 56 facilities currently
                owned by us to be leased to Five Star..........           $ 7,000                $5,250             $7,000
              Less rent received from former tenants
                prior to foreclosure...........................            (8,227)                   --                 --
                                                                       ----------              --------             ------
              Net adjustment...................................           $(1,227)               $5,250             $7,000
                                                                       ==========              ========             ======

         X. Represents elimination, for any period subsequent to December 31, 2000, of facilities' operating revenues and expenses, and for any period prior to December 31, 2000, of other real estate income. These amounts were derived from the operations of facilities that were conducted for our own account. The facilities will be leased by Five Star subsequent to the spin-off and no longer operated for our account.

         Y. Represents elimination of interest income received from a former mortgagee prior to foreclosure.

         Z. Represents the elimination of historical depreciation expense related to the properties to be transferred to Five Star (see Note D).

         AA. Represents minimum rent expected to be paid by Five Star for the 31 properties which we expect to acquire in the pending acquisition. Additional rent equal to 5% of revenues at these properties in excess of 2002 revenues is due beginning in 2003.

         BB. In addition to the minimum rent and additional rent described in Note W and Note AA, our lease with Five Star and the Marriott management agreements for the 31 properties to be acquired from Crestline will require Five Star to deposit a percentage of gross revenues from these properties into an FF&E reserve for capital expenditures at the 31 properties which we expect to acquire in the pending Crestline transaction. The FF&E reserve accounts and improvements and other items purchased with those funds will belong to us. Accordingly, the periodic deposits will be reported as additional rental income to us under GAAP.

         CC. To complete the purchase from Crestline, we will assume debts as described in Note N above. These debts bear interest at various rates, including some at floating rates based on LIBOR. The applicable interest rates during the pro forma periods, assuming LIBOR equals its monthly average during the periods presented, were as follows:

                                                                                             Nine Months     Twelve Months
                                                                               Year Ended       Ended            Ended
                                                                              December 31,   September 30,    September 30,
                                                                                  2000           2001             2001
                                                                                  ----           ----             ----
                        Assumed term debt including capitalized
                            leases, fixed rates..........................           9.4%         9.4%            9.4%
                        Assumed term debt, floating rates................           9.2%         7.1%            7.7%
                        Revolving bank credit facility, floating rate....           8.4%         6.3%            6.9%

                  Some of the debt we will assume in the Crestline transaction requires both interest and principal payments. The weighted average outstanding balance for the obligations described above are as follows:

                                                                                            Nine Months      Twelve Months
                                                                          Year Ended           Ended             Ended
                                                                         December 31,      September 30,      September 30,
                                                                             2000              2001               2001
                                                                             ----              ----               ----

                       Assumed term debt including capitalized
                           leases, fixed rates.......................          $142,370         $141,016         $141,016
                       Assumed term debt, floating rates.............            92,370           92,370           92,370
                       Revolving bank credit facility, floating
                       rate..........................................             5,646            7,000            7,000
                                                                        ----------------   --------------   --------------
                       Total.........................................          $240,386         $240,386         $240,386
                                                                        ================   ==============   ==============

                  On a pro forma basis, the combination of the average interest rates and the average debt balances set forth above produce interest expense as follows:

                                                                                            Nine Months       Twelve Months
                                                                                                Ended             Ended
                                                                          Year Ended        September 30,      September 30,
                                                                      December 31, 2000         2001               2001
                                                                      -----------------         ----               ----

                      Assumed term debt including capitalized
                         leases, fixed rates.......................              $13,383           $9,942         $13,256
                      Assumed term debt, floating rates............                8,498            4,919           7,112
                      Revolving bank credit facility, floating
                      rate.........................................                  474              331             483
                                                                      -------------------   --------------      ---------
                      Total........................................              $22,355          $15,192         $20,851
                                                                      ===================   ==============      =========

                  As outlined above, a portion of the debt we expect to incur as part of the acquisition of properties from Crestline will be at floating rates. A 1/8 percentage point increase in interest rates would produce pro forma interest expense which is $178 higher per annum.

         DD. Represents the impact of the purchase of the 31 properties from Crestline on depreciation expense and general and administrative expense.